UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 17, 2000
                                                         -----------------


                        Convergence Communications, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



           Nevada                        00-21143               87-0545056
            ------                      --------               ----------
(State or other jurisdiction of      (Commission File         (IRS Employer
incorporation)                       Number)                 Identification No.)


            102 West 500 South, Suite 320, Salt Lake City, Utah 84101
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




        Registrant's telephone number, including area code (801) 328-5618
                                                           --------------




                      Wireless Cable & Communications, Inc.
                      ------------------------------------
         (Former name or former address, if changed since last report.)

Item 5:  Other Events

A. Series D Private Placement. On February 7, 2001, we closed a private placement of our securities with six accredited investors (the "Series D Private Placement"). We received $24,585,850 in cash from the sale of 2,643,636 shares of our recently designated Series D convertible preferred stock and issued warrants to acquire additional shares of Series D convertible preferred stock and common stock. The investors in the private placement included Telematica EDC, C.A., TCW/CCI Holding II LLC, Glacier Latin-American LTD, Morley Capital Management III LLC, and two individual investors (collectively, the "Investors"). The Series D Private Placement is described further in the press release attached hereto as an exhibit.

         The warrants we issued to the Investors consist of "IRR Warrants," "Financing Warrants" and "Performance Warrants." The IRR Warrants provide the Investors with the right to purchase up to 396,544 shares of our common stock at a purchase price of $.01 per share. The number of shares of common stock exercisable under the IRR Warrants is determined by a formula set forth in the warrant documents. The IRR Warrants are exercisable only upon the occurrence of either (i) the transfer by all of the shareholder parties to the CCI
Shareholders Agreement dated October 18, 1999 of their interests in our securities for cash or publicly-traded securities, or (ii) a public offering of our securities pursuant to a registration statement filed with the Securities and Exchange Commission that meets certain requirements (either such event being referred to hereinafter as a "exercise event"). If an exercise event does not occur before February 7, 2005, the IRR Warrants are exercisable on that date for the number of shares of common stock determined by the formula set forth in the warrant documents.

         The Financing Warrants give the Investors the right to purchase additional shares of our Series D stock at a purchase price of $.01 per share. The number of shares of Series D stock exercisable under the Financing Warrants is determined by a formula described in the warrant documents. The Financing Warrants are exercisable upon the occurrence of either of the exercise events. If no exercise event occurs before February 7, 2005, the Financing Warrants are exercisable on that date. The Financing Warrants are exercisable only upon the prior exercise or waiver of any exercisable Performance Warrants, as described below, acquired by the Investors.

         The Performance Warrants provide the Investors with the right to purchase up to 396,544 shares of our common stock at a purchase price of $.01 per share. The number of shares of common stock exercisable under the Performance Warrants is determined by a formula set forth in the warrant documents. The Performance Warrants are exercisable at any time during the period from December 31, 2001 and through February 7, 2005, but only if we fail to meet one or more of four business milestone tests set forth in the warrants documents. The Performance warrants are exercisable prior to the exercise or waiver of any exercisable Financing Warrants or IRR Warrants, and may not be exercised if, on or before December 31, 2001, any exercise event takes place.

         In connection with their purchase of the Series D stock and the warrants, the Investors entered into a Shareholder Joinder Agreement which provides, among other things, that the Investors may not transfer the securities they acquired (other than to certain of their affiliates) unless an exercise event occurs. If the exercise event relating to a public offering occurs, the Investors may transfer their securities, subject to certain tag-along rights on the part of the Investors.

         We also granted the Investors certain demand and "piggy-back" registration rights with respect to the common stock that they can acquire through the conversion of their Series D stock or upon their exercise of the IRR Warrants and Performance Warrants.

         The Series D stock, is a newly-designated series of our authorized preferred stock. The certificate designating the rights and preferences of the Series D stock was filed with the Nevada Secretary of State's Office on January 23, 2001, and was amended on February 1, 2001. The Series D stock consists of 10 million shares of our preferred stock, par value $.001 per share, and has the following general rights and preferences:

          o It votes with the outstanding shares of our common stock and Series C convertible preferred stock (unless otherwise required by law), and has one vote per share.

          o It is convertible into our common stock, initially on a 1-for-1 basis. The conversion ratio is subject to adjustment if a fundamental corporate transaction occurs. The conversion is generally optional, but is mandatory upon the occurrence of an exercise event.

          o It has a liquidation preference which is superior to our common stock, but is subordinate to our Series C convertible preferred stock. The initial liquidation preference is $9.30 per share.

          o    It is not redeemable.

          o Its holders are entitled to receive cash dividends or distributions or property when, as and if declared by our board of directors. If our board of directors declares a dividend or distribution on our common stock, we are required to pay a dividend or distribution to the holders of the Series D stock in an amount equal to what they would have received had the holders converted their Series D stock into our common stock.

          o Its holders have a preemptive right to purchase their pro rata share of any new securities we issue. The preemptive rights do not apply to issuances of stock to our employees, any merger or similar transaction approved by our board of directors, to securities issued in a stock split or dividend, or certain other transactions approved by our board of directors. The preemptive right terminates on the effective date of a public offering meeting certain size requirements.

         Prior to filing the certificate designating the rights and preferences of our Series D preferred stock, we filed an amendment to our Amended and Restated Articles of Incorporation that increased our authorized capital by 10 million shares of preferred stock. That amendment was approved by our board of directors and the requisite number of our shareholders in September 2000. See our information statement on Schedule 14c dated October 17, 2000 for more information regarding the amendment and its approval by our directors and shareholders.

B. Mexican Concession. In November 2000, our subsidiary, International Van, S.A. de C.V. ("Intervan"), was awarded a 30-year concession by the Mexican government. Under the terms of the concession, Intervan is entitled to operate as a public carrier of data, voice and video conferencing services over private networks, and for other licensors and value added service providers that are also authorized by the Mexican government. The concession eliminates the requirement for Intervan to use facilities of other carriers with concessions and, management believes, will allow Intervan to reduce its dependency on the other concession owners with which Intervan currently has contracts. We are required to provide a standard performance bond for multi-city services under the concession.

C. Venezuelan Concession. In January 2001, our subsidiary, Convergence Communications de Venezuela, C.A. ("CCI Venezuela"), was awarded a concession by the Venezuelan government. Under the terms of the concession, CCI Venezuela will be entitled to provide local, domestic long distance and international long distance telephony services. Management believes that the new concession, when combined with our existing Venezuelan private network and value added services concessions, will allow CCI Venezuela to act as a competitive provider in the Venezuelan telephony market. We are required to provide a standard performance bond for multi-city services under the concession.

D. December Financing. On December 28, 2000, we borrowed $3 million on an unsecured basis from an individual residing in Argentina. The loan was due on the first to occur of our sale of equity securities in the amount of at least $10 million, the closing of the sale of a portion of our business operations in El Salvador, or February 28, 2001. The unpaid principal amounts under the loan bore interest at 15% per annum through January 31, 2001 and, thereafter, at that rate, plus 2% per month. In connection with the loan, we paid the lender a commitment fee of $90,000, or 3% of the principal amount of the loan. The loan was repaid upon the closing of the Series D Private Placement.

E. GBNet and International Van Payments. In December 2000, we were required to make payments under promissory notes we delivered in connection with two of our recent acquisitions. The first note, which was due on December 14, 2000, related to our purchase in December 1999 of GBNet Corporation, which conducts data services and internet access operations in six Central American countries. The GBNet acquisition is described in more detail in our report on Form 8-K dated December 14, 1999. The other promissory note, which was due December 24, 2000, related to our acquisition of Intervan, which also occurred in December 1999. The Intervan acquisition is described in more detail in our report on Form 8-K dated December 24, 1999.

         On the due date of each of the promissory notes, we notified its holder of our intent to pay those notes (together with interest at 18% per annum from the original due date through the payment date) upon the closing of the Series D Private Placement. Each of the notes was paid in full on the closing of the Series D Private Placement.

F.  Alcatel  Financing  Amendment.  In June 2000,  we  entered  into a series of agreements with Alcatel under which Alcatel agreed to provide us with system-wide network design and build-out services for our telecommunications network, sell us the equipment necessary for that build-out, and finance the amounts payable for the services and equipment. The terms of the Alcatel facility are described more fully in our report on Form 8-K dated June 22, 2000. The Alcatel facility is our principal vendor financing arrangement.

         We originally anticipated that we would enter into the Alcatel facility in late 1999 or early 2000, and based the conditions precedent to our draw downs on the Alcatel facility on operational milestones we and Alcatel determined in early 2000. Because we did not initiate the facility until July 2000, however, we were not able to meet one of the fourth quarter 2000 operational milestones. As a result, we were not able to draw down on our Alcatel facility in the fourth quarter of 2000.

         In January 2001, we amended the Alcatel facility to include new operational milestones consistent with our revised 2001 Annual Operating Plan. Under the terms of the amendment, if we meet the new operational milestones we can once again draw down on the Alcatel facility and Alcatel will retroactively reimburse us for amounts we paid on invoices that were current and due since December 20, 2000 (including a $6 million payment we made on December 29, 2000) and are current and due through June 30, 2001. Our draw downs on the facility before June 30, 2001 are also conditioned on our ability to demonstrate to Alcatel that we have obtained additional equity financing in an amount necessary to finance our business plan until June 30, 2001. That condition was satisfied upon the closing of the Series D Private Placement. To draw down (or obtain retroactive reimbursements) under the facility after June 30, 2001, we will also need to demonstrate to Alcatel that we have obtained additional equity financing or a commitment from third party equity financing sources to finance our business plan for the remainder of 2001. Although management believes we will be able to meet the operational milestones and additional financing conditions contained in the Alcatel facility amendment, we can give you no assurance that we will be able to do so.

Item 7.  Financial Statements and Exhibits.

         (a)       Financial Statements of Businesses Acquired.  N/A
                   -------------------------------------------

         (b)       Pro Forma Financial Information.  N/A
                   -------------------------------

         (c) Exhibits. The following exhibits are included in this filing in accordance with the provisions of Item 601 of Regulation S-K:

                    4.5  Amendment   to  Amended   and   Restated   Articles  of
                         Incorporation.

                    4.6  Certificate  Establishing  and  Designating the Rights,
                         Preferences and Restrictions of Shares of Series D Convertible Preferred Stock, as filed January 23, 2001.

                    4.7 Amendment to Certificate Established Designating the Rights, Preferences and Restrictions of Shares of Series D Convertible Preferred Stock, as filed February 1, 2001.

                    99.1 Press release regarding Series D Private Placement.

                                  CONVERGENCE COMMUNICATIONS, INC.


                                       /s/ Jerry Slovinski
                                  ----------------------------------------------
                                  By:  Jerry Slovinski, Chief Financial Officer
                                  Dated:  March 6, 2001

Exhibit 4.5


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        CONVERGENCE COMMUNICATIONS, INC.


         Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes (the "Statute"), Convergence Communications, Inc., a Nevada corporation, (the "Corporation") adopts the following Certificate of Amendment to its Amended and Restated Articles of Incorporation:

         FIRST:  The name of the corporation is CONVERGENCE COMMUNICATIONS, INC.

         SECOND: The amendment is an amendment to the Amended and Restated Articles of Incorporation of Convergence Communications, as filed with the Nevada Secretary of State on August 24, 1998 (the "Articles").

              (a) Amendment to Article III. The amendment is to Paragraph A under Article III of the Articles, which currently reads as follows:

                  A. Authorized Shares. The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock," and "Preferred Stock." The total number of shares of stock the Corporation is authorized to issue is 115,000,000, divided into 100,000,000 shares of Common Stock, par value $.001 per share, and 15,000,000 of Preferred Stock, par value $.001 per share. The preferences, limitations and relative rights of the shares of each class of stock, and the express grant of authority to the Shareholders to amend these Articles of Incorporation to divide the shares of preferred stock into series, to establish and modify the preferences, limitations and relative rights of each share of preferred stock, and otherwise to impact the capitalization of the Corporation, are set forth below.

         The text of such paragraph is amended to read, in its entirety, as follows:

                  A. Authorized Shares. The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock the Corporation is authorized to issue is 125,000,000, divided into 100,000,000 shares of Common Stock, par value $.001 per share, and 25,000,000 shares of Preferred Stock, par value $.001 per share. The preferences, limitations and relative rights of the shares of each class of stock, and the express grant of authority to the Board of Directors to amend these Articles of Incorporation, to divide the shares of preferred stock into series, to establish and of preferred stock, and otherwise to impact the capitalization of the Corporation, are set forth below.

         THIRD: The Board of Directors of the Corporation adopted the foregoing amendment on September 29, 2000, and the amendment was reviewed and approved by the stockholders of the Corporation holding 9,544,271 shares of the Corporation's common stock, and 12,420,473 shares of the Corporation's Series C preferred stock (representing in the aggregate approximately 88.2% of the Corporation's equity securities on a voting basis) on the same date. The shareholder approval was secured by written consent, as authorized by Sections
78.320 of the Statute.

         DATED this 18'th day of January, 2001.


                                    CONVERGENCE COMMUNICATIONS, INC.



                                    --------------------------------------------
                                    Troy D' Ambrosio, Senior Vice President


                                    --------------------------------------------
                                    Anthony Sansone, Secretary

Exhibit 4.6



                    CERTIFICATE ESTABLISHING AND DESIGNATING
              THE RIGHTS, PREFERENCES AND RESTRICTIONS OF SHARES OF
                     SERIES D CONVERTIBLE PREFERRED STOCK OF
                        CONVERGENCE COMMUNICATIONS, INC.

         We, TROY D'AMBROSIO, Vice President, and ANTHONY SANSONE, Secretary, of Convergence Communications, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Laws of the State of Nevada, in accordance with the provisions of ss. 78.195 of the Nevada Revised Statutes, DO HEREBY CERTIFY:

         That, in accordance with the authority expressly vested in the Board of Directors of the Corporation, the Board of Directors, at a meeting duly held and convened on January 17, 2001, adopted, fixed and determined the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options and other special or relative rights of a series of the Corporation's preferred stock ("Preferred Stock"), hereinafter designated as the "Series D Convertible Preferred Stock," consisting of 10,000,000 shares of the Corporation's 25,000,000 shares of authorized Preferred Stock, by adopting the following resolution:

         RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation and pursuant to the provisions of the General Corporation Law, the Board of Directors hereby fixes and determines the relative voting rights, designations, preferences, qualifications, privileges, limitations, restrictions and other special or relative rights of the Series D Convertible Preferred Stock, which shall consist of 10,000,000 shares of the Corporation's preferred stock (the "Series D Preferred Stock"), as follows:

         1. Voting Rights. Each share of Series D Preferred Stock shall entitle the holder thereof to the right to cast one vote on every matter duly brought before the holders of shares of common stock, $.001 par value per share, of the Corporation ("Common Stock"). Except as otherwise provided by law, the holders of Series D Convertible Preferred Stock, the holders of the Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock") and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         2. Retired Shares. Any Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever (including by reason of the conversion of such Series D Preferred Stock into shares of Common Stock) shall be retired and canceled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued preferred stock without any further action by the Board of Directors and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

         3. Liquidation, Dissolution or Winding Up.

                (a) Upon a Liquidation Event (as hereinafter defined), the holders of the shares of Series D Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock or any other class or series of stock ranking junior to the Series D Preferred Stock as to distribution of assets upon liquidation, to be paid an amount equal to the greater of (A) the sum of (i) $9.30 per share (as adjusted for Reclassification Events (as hereinafter defined)) and (ii) all accrued and unpaid dividends to such date and (B) the amount which would be received if all shares of Series D Preferred Stock had been converted to Common Stock prior to such Liquidation Event (collectively, the "Liquidation Payments"). A "Liquidation Event" means the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. If upon any Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series D Preferred Stock and any class or series of stock ranking upon a Liquidation Event on a parity with the Series D Preferred Stock shall share ratably in the distribution of the entire remaining assets and funds of the Corporation legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                (b) Upon any Liquidation Event, after the holders of Series D Preferred Stock shall have been paid in full the Liquidation Payments, the remaining assets of the Corporation may be distributed ratably per share in order of preference to the holders of Common Stock and any other class or series of stock ranking junior to the Series D Preferred Stock as to distribution of assets upon liquidation. The order of preference shall be as follows: holders of Series C Preferred Stock, holders of Series D Preferred Stock, and holders of Common Stock.

                (c) Written notice of a Liquidation Event, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to each holder of record of Series D Preferred Stock at his address as shown by the records of the Corporation.

         4. Redemption. The Series D Preferred Stock shall not be redeemable.

         5. Conversion. The holders of the Series D Preferred Stock shall have the following conversion rights:

                (a) Mandatory Conversion. Each share of Series D Preferred Stock shall be converted automatically into fully paid and nonassessable shares of Common Stock at the "conversion rate" (as defined in paragraph (c) below) in effect preceding the occurrence of either of the following events:

                     (i) all of the holders of the outstanding Series D Preferred Stock, acting together, transfer their equity securities (including their Series D Preferred Stock and any options, warrants or other rights they may hold to acquire the Corporation's equity securities) for cash consideration or for securities of another entity that are registered and are freely tradable pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and where the class of securities so registered are listed or admitted for trading on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System Nation Market (each a "Recognized Exchange"); or

                     (ii) the effective date of a registration statement for an underwritten registered public offering of the Corporation's securities under the Act, pursuant to which the class of the shares so registered is approved for listing on a Recognized Exchange, the Corporation receives net proceeds from the offering of not less than $75 million, and the offering is managed by a lead underwriter of international standing (a "Qualified Public Offering").

                (b) Optional Conversion. Each share of Series D Preferred Stock shall be convertible at any time, at the option of the holder of record thereof, into fully paid and nonassessable shares of Common Stock at the conversion rate then in effect upon notice of conversion and surrender to the Corporation or its transfer agent of the certificate or certificates representing the Series D Preferred Stock to be converted, as provided below, or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith.

                (c) Basis For Conversion; Converted Shares. The basis for any conversion under this Section 5 shall be the "conversion rate" in effect at the time of conversion (for mandatory conversions under the provision of (a) above, or at the time of notice and surrender (for optional conversions under the provisions of (b) above), which for the purposes hereof shall mean the number of shares of Common Stock issuable for each share of Series D Preferred Stock surrendered for conversion under this Section 5 based on the conversion price then in effect. The conversion price shall be $9.30 per share of Common Stock, as adjusted pursuant hereto, and the conversion rate shall be $9.30 divided by the conversion price then in effect. If any fractional interest in a share of Common Stock would be deliverable upon conversion of Series D Preferred Stock, the Corporation shall pay in lieu of such fractional share an amount in cash equal to the conversion price in effect at the close of business on the date of conversion, multiplied by such fractional share (computed to the nearest one hundredth of a share). Any shares of Series D Preferred Stock which have been converted shall be canceled and all dividends on converted shares shall cease to accrue, and the certificates representing shares of Series D Preferred Stock so converted shall represent only the right to receive (i) such number of shares of Common Stock into which such shares of Series D Preferred Stock are convertible, plus (ii) cash payable for any fractional share plus (iii) any accrued but unpaid dividends relating to such shares through the immediately preceding dividend payment date. Upon the conversion of shares of Series D Preferred Stock as provided in this Section 5, the Corporation shall promptly pay all then accrued but unpaid dividends to the holder of the Series D Preferred Stock being converted. The Board of Directors of the Corporation shall at all times reserve a sufficient number of authorized but unissued shares of Common Stock to be issued in satisfaction of the conversion rights and privileges aforesaid.

                (d) Mechanics of Conversion. In the case of any mandatory conversion, the Series D Preferred Stock shall automatically, and without further action by the holder thereof, convert into shares of Common Stock and, upon surrender of the certificate or certificates thereof at the office of the Corporation or its transfer agent for the Series D Preferred Stock, the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominees or nominee of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. In the case of an optional conversion, before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or its transfer agent for the Series D Preferred Stock, shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificates or certificates for shares of Common Stock are to be issued and, upon the Corporation's receipt of such certificates, election to convert and information regarding the names in which the shares of Common Stock are to be issued, such shares of Series D Preferred Stock shall be deemed converted. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. A certificate or certificates will be issued for the remaining shares of Series D Preferred Stock in any case in which fewer than all of the shares of Series D Preferred Stock represented by a certificate are converted. Upon any conversion of Series D Preferred Stock into Common Stock, all declared but unpaid cash dividends on the converted Series D Preferred Stock shall be paid in cash.

                (e) Issue Taxes. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares of record, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Series D Preferred Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

         6. Adjustment of Conversion Price and Conversion Rate. The conversion price and the conversion rate shall be subject to adjustment from time to time in accordance with the following provisions:

                (a) Certain Definitions. For purposes of this Certificate:

                     (i) The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued, or deemed to be issued by the Corporation pursuant to paragraph (g) of this Section 6, after the Original Issue Date, as defined below, except:

                          (A) shares of Common Stock  issuable  upon  conversion
of, or distributions with respect to, Series C Preferred Stock or Series D Preferred Stock now or hereafter issued by the Corporation, or pursuant to the terms of any options or warrants to acquire Common Stock or the Series D Preferred Stock to be delivered in connection with the Corporation's anticipated sale of shares of Series D Preferred Stock, warrants to acquire Common Shares with respect to the Series C Preferred Stock financing completed by the Corporation in October, 1999 (including those warrants approved in January 2001 by the Board of Directors of this Corporation for issuance to the investors in such financing) and warrants to purchase shares of Common Stock under the terms of that certain proposed Umbrella Stock Purchase Agreement among the Corporation and certain accredited investors (the "Purchase Agreement"); and

                          (B) shares of Common Stock  issuable upon the exercise
of any options or warrants outstanding or approved by the Board of Directors prior to the Original Issue Date; and

                          (C) the grant of options  either prior to or after the
Original Issue Date to officers, directors, employees and agents to purchase up to an aggregate of 10% of the shares of Common Stock outstanding, as determined on the basis of the assumed exercise of all outstanding warrants and options and the conversion of all Preferred Stock of the Corporation into Common Stock.

                     (ii) The term "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Series C Preferred Stock or Series D Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                     (iii) The term "Fair Market Price" shall mean with respect to a share of Common Stock, (a) if the shares are listed or admitted for trading on any Recognized Exchange, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any Recognized Exchange, the average of the last reported closing bid and asked quotation for the shares as reported on NASDAQ or a similar service if NASDAQ is not reporting such information; (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, the Board of Directors of the Corporation shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Corporation, and such fair value shall be deemed the Fair Market Price.

                     (iv) The term "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                     (v) The term "Original Issue Date" shall mean May 2, 2001.

                (b) Reorganization, Reclassification. In the event of a reorganization, share exchange or reclassification other than a change in par value, or from par value to no par value, or from no par value to par value, or a transaction described in subsection (c) or (d) below each share of Series D Preferred Stock shall, after such reorganization, share exchange or reclassification (a "Reclassification Event"), be convertible at the option of the holder into the kind and number of shares of stock or other securities or other property of the Corporation which the holder of Series D Preferred Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series D Preferred Stock immediately prior to such reorganization, share exchange or reclassification.

                (c) Consolidation Merger. In the event of a merger or consolidation to which the Corporation is a party, each share of Series D Preferred Stock shall, after such merger or consolidation, be convertible at the option of the holder into the kind and number of shares of stock and/or other securities, cash or other property which the holder of such share of Series D Preferred Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series D Preferred Stock immediately prior to such merger or consolidation.

                (d) Subdivision or Combination of Shares. In case outstanding shares of Common Stock shall be subdivided, the conversion price shall be proportionately reduced as of the effective date of such subdivision, or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Common Stock shall be combined, the conversion price shall be proportionately increased as of the effective date of such combination, or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

                (e) Stock Dividends. In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), then the conversion price shall be adjusted, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as of the earliest of the date of such declaration, payment or other distribution), to that price determined by multiplying the conversion price in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Corporation shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                (f) Issuance of Additional Shares of Common Stock. If the Corporation shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock to be issued pursuant to paragraph (g) below) after the Original Issue Date (other than as provided in the foregoing subsections (b) through (e)), for no consideration or for a consideration per share less than the greater of (i) the Fair Market Price in effect on the date of and immediately prior to such issue or (ii) the conversion price in effect on the date of and immediately prior to such issue (such applicable consideration per share being the "Applicable Price"), then in such event, the conversion price shall be reduced, concurrently with such issue, to a price equal to the prior conversion price multiplied by the quotient obtained by dividing (A) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (y) the number of Additional Shares of Common Stock deemed issued for the aggregate consideration received or deemed to be received by the Corporation upon such issuance or sale based on the Applicable Price, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

         For purposes of the formulas expressed in paragraph 6(e) and 6(f), all shares of Common Stock issuable upon the exercise of outstanding Options or issuable upon the conversion of the Series D Preferred Stock or outstanding Convertible Securities (including Convertible Securities issued upon the exercise of outstanding Options), shall be deemed outstanding shares of Common Stock both immediately before and after such issuance or sale.

                (g) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date for the consideration determined pursuant to paragraph 6(h)(ii), provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                     (i) no further adjustments in the conversion price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or the issue of Common Stock upon the conversion or exchange of such Convertible Securities;

                     (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the conversion price computed upon the original issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, upon any such increase or decrease becoming effective, shall be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the conversion price shall affect Common Stock previously issued upon conversion of the Series D Preferred Stock);

                     (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the conversion price computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                          (A) in the case of Options or Convertible  Securities,
the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation (x) for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon exercise of the Options or (y) for the issue of all such Convertible Securities which were actually converted or exchanged plus the additional consideration, if any, actually received by the Corporation upon the conversion or exchange of the Convertible Securities; and

                          (B) in the case of Options for Convertible Securities,
only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

                     (iv) No readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the conversion price to an amount which exceeds the lower of (x) the conversion price on the original adjustment date or
(y) the conversion price that resulted from any issuance or deemed issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                     (v) In the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the conversion price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above.

                (h) Determination of Consideration. For purposes of this Section 6, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                     (i) Cash and Property. Such consideration shall:

                          (A) insofar as it consists of cash,  be the  aggregate
amount of cash received by the Corporation; and

                          (B)  insofar as it  consists  of  property  other than
cash, be computed at the fair value thereof at the time of the issue, as determined by the vote of 66-2/3% of the Corporation's Board of Directors or if the Board of Directors cannot reach such agreement, by a qualified independent public accounting firm, other than the accounting firm then engaged as the Corporation's independent auditors, agreed upon by the Corporation on the one hand and the holders of 66-2/3% of the outstanding shares of Series D Preferred Stock on the other hand.

                     (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph (g) above, relating to Options and Convertible Securities shall be determined by dividing:

                          (A) the total amount,  if any,  received or receivable
by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                          (B) the maximum  number of shares of Common  Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                (i)  Other  Provisions   Applicable  to  Adjustment  Under  this
Section. The following provisions will be applicable to the adjustments in conversion price and conversion rate as provided in this Section 6:

                     (i) Treasury Shares. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or any shares or securities subject to purchase or acquisition by the Corporation pursuant to any executory contract of purchase.

                     (ii) Other Action Affecting Common Stock. In case the Corporation shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing subsections 6(b) to 6(g) hereof, inclusive, which would have an inequitable effect on the holders of Series D Preferred Stock, the conversion price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation on the advice of the Corporation's independent public accountants may in good faith determine to be equitable in the circumstances.

                     (iii) Minimum Adjustment. No adjustment of the conversion price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the conversion price then in effect, but any such amount shall be carried forward and an adjustment with respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

                     (iv) Certain Adjustments. The conversion price shall not be adjusted upward except in the case of a combination of the outstanding shares of Common Stock into a small number of shares of Common Stock, or in the event of a readjustment of the conversion price pursuant to Section 6(g)(ii) or (iii).

                (j) Notices of Adjustments. Whenever the conversion rate and conversion price is adjusted as herein provided, an officer of the Corporation shall compute the adjusted conversion rate and conversion price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted conversion rate and conversion price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the record holders of the Series D Preferred Stock.

         7. Ranking. The Series D Preferred Stock shall rank prior to the Common Stock and all other classes or series of the Preferred Stock other than the Series C Preferred Stock authorized by the Corporation's Board of Directors and established pursuant to a filing with the Nevada Secretary of State's office in October 1999.

         8. Fractional Shares. Series D Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion of such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of the holders of Series D Preferred Stock.

         9. Dividends and Distributions. The holders of Series D Preferred Stock shall be entitled to receive dividends and other distributions of cash or property when, as and if declared by the Board of Directors out of funds legally available for such purposes. If at any time the Corporation declares any dividend or other distribution on its Common Stock and there are shares of its Series D Preferred Stock issued and outstanding, then a dividend or other distribution shall also be declared on the Series D Preferred Stock, payable at the same time and on the same terms and conditions, entitling each holder of Series D Preferred Stock to receive the dividend or distribution such holder would have received had such holder converted the Series D Preferred Stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

         10. Information Rights. From and after the date hereof until such time as the Series D Preferred Stock has been converted into shares of Common Stock, the Corporation will furnish to holders of Series D Preferred Stock copies of the following financial statements, reports and information:

                (a) a copy of the Corporation's consolidated annual report (including audited balance sheets, statements of operations, statements of stockholders' equity and statements of cash flow) for the Corporation and each subsidiary of the Corporation for such fiscal year, prepared in accordance with generally accepted accounting principles ("GAAP") consistent with the preceding year, certified by the Corporation's independent public accountant. During such period as the Corporation is subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the holders of Series D Preferred Stock at such time as the Corporation files with the Securities and Exchange Commission its annual report on Form 10-K or 10-KSB (but in no event later than 105 days after the end of each fiscal year of the Corporation). During such period as the Corporation is not subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the holders of Series D Preferred Stock as soon as available and in any event within 90 days after the end of each fiscal year of the Corporation.

                (b) a consolidated balance sheet, statement of operations and statement of cash flow for the Corporation and its subsidiaries, as of the end of, and for, each such quarter, prepared in accordance with GAAP consistently applied (subject to the absence of notes and to customary and reasonable year-end adjustments), certified by the Corporation's chief financial officer as fairly and accurately representing the financial condition of the Corporation and its subsidiaries as of the end of, and for, the period covered thereby. During such period as the Corporation is subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the holders of Series C Preferred Stock at such time as the Corporation files with the Securities and Exchange Commission its quarterly report on Form 10-Q or 10-QSB (but in no event later than 60 days after the end of each fiscal quarter of the Corporation). During such period as the Corporation is not subject to the periodic reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such report and financial statements shall be delivered to the holders of Series C Preferred Stock as soon as available and in any event within 45 days after the end of each fiscal quarter of the Corporation; and

                (c) such other information with respect to the financial condition and operations of the Corporation and its subsidiaries and affiliates as the holders of Series D Preferred Stock may reasonably request or as the Corporation may be required to provide the holders of the Common Stock under the Nevada General Corporation Laws.

         11. Preemptive Rights.

                (a) Subsequent Offerings. Each of the holders of Series D Preferred Stock shall have a right to purchase its pro rata share on a fully-diluted basis of all Equity Securities that the Corporation may, from time to time, propose to sell and issue after the Original Issue Date, other than the Equity Securities excluded by Section 11(f) hereof. Each such holder's "pro rata share on a fully-diluted basis" for purposes of this Section shall be defined as the ratio of (A) the number of outstanding shares of Common Stock of such holder (based on the shares of Common Stock issued or issuable upon conversion, exchange or exercise of all outstanding shares of Series D Preferred Stock and any other then outstanding Equity Security of the Corporation acquired by such holder as a result of his or its purchase of such Series D Preferred Stock into shares of Common Stock) to (B) the total number of outstanding shares of Common Stock (including all shares of Common Stock issued or issuable upon conversion of outstanding shares of Preferred Stock into shares of Common Stock or upon the exercise of any outstanding options and warrants immediately prior to the issuance of the Equity Securities. As used herein, "Equity Security" shall mean any equity security of the Corporation, including, but not limited to (i) any shares of Common Stock or shares of Preferred Stock (including any option or warrant to purchase any shares of Common Stock or shares of Preferred Stock),
(ii) any security convertible, with or without consideration, into shares of Common Stock, shares of Preferred Stock or other equity securities of the Corporation (including any option or warrant to purchase such a convertible security), (iii) any right to subscribe to or purchase shares of Common Stock, shares of Preferred Stock or other equity security of the Corporation or (iv) any security carrying such right.

                (b) Exercise of Rights. If the Corporation proposes to issue any Equity Securities (the "Offered Securities"), it shall give the holders of Series D Preferred Stock written notice of its intention, describing the Equity Securities, the price thereof and the terms and conditions upon which the Corporation proposes to issue the same. Each such holder of Series D Preferred Stock shall have the right, for a period of fifteen (15) business days from the receipt of such notice, to deliver notice to the Corporation agreeing to purchase its pro rata share on a fully-diluted basis of the Equity Securities for the price and upon the terms and conditions specified in the Corporation's notice, stating therein the quantity of Offered Securities to be purchased and its agreement to close the purchase of such Equity Securities concurrently with the Corporation's sale of the Equity Securities to other parties. Notwithstanding the foregoing, the Corporation shall not be required to offer or sell such Equity Securities to any such holder of Series D Preferred Stock who would cause the Corporation to be in violation of applicable securities laws by virtue of such offer or sale.

                (c) Issuance of Equity Securities to Other Person. Following the fifteen (15) day notice period set forth in Section 11(b) hereof, the Corporation shall have one hundred twenty (120) days thereafter to issue the Equity Securities in respect of which the holders of Series D Preferred Stock rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Corporation's notice to the holders of Series D Preferred Stock pursuant to
Section 11(b) hereof. If the Corporation has not sold such Equity Securities within such 120-day period set forth in this Section 11(c), the Corporation shall not thereafter issue or sell any Equity Securities without first offering such securities to the holders of Series D Preferred Stock in the manner provided above.

                (d) Termination of Preemptive Rights. The preemptive rights established by this Article 11 shall not apply to, and shall terminate immediately prior to the effective date of the registration statement pertaining to, a Qualified Public Offering.

                (e) Transfer of Preemptive Rights. The preemptive rights of the holders of Series D Preferred Stock under this Article 11 may not be transferred; provided, however that the preemptive rights of the holders may be transferred to a "Related Party" of a holder, as that term is defined in that certain Shareholder Joinder Agreement contemplated to be executed among this Corporation and purchasers of the Series D Preferred Stock prior to the Original Issue Date.

                (f) Excluded Securities. The preemptive rights established by this Article 11 shall have no application to any of the following Equity
Securities:

                     (i) shares of Common Stock (and/or options or other shares of Common Stock purchase rights issued pursuant to such options or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary, pursuant to stock purchase or stock option or other plans or other arrangements that are approved by the Board of Directors;

                     (ii) any Equity Securities issued in connection with the Corporation effectuating or entering into: (1) a merger, consolidation, amalgamation, acquisition or similar business combination approved by the Board of Directors; or (2) a joint venture, commercial transaction (including, without limitation, equipment lessors or other persons guaranteeing the obligations of the Corporation to equipment lessors) or other commercial relationship approved by the Board of Directors; or

                     (iii) any Equity Securities described in Section 6(a)(i)(A) or Section 6(a)(i)(B); or

                     (iv) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation.

         12. Amendment. The rights, designations, preferences, qualifications, privileges, limitations and restrictions set forth herein may be modified or amended by a writing executed by the Corporation and the holders of 66 2/3% of the outstanding Series D Preferred Stock.

                                     * * * *

         IN WITNESS WHEREOF, the undersigned hereby certify that the foregoing resolution was duly and unanimously adopted by the Board of Directors of the Corporation on January 17, 2001, and have caused this Certificate to be executed this __day of January, 2001.


                         -----------------------------------------
                         Troy D'Ambrosio, Vice President


                         -----------------------------------------
                         Anthony Sansone, Secretary

STATE OF ____________      )
                           ) ss.
COUNTY OF _________        )

         The foregoing instrument was acknowledged before me this __day of January, 2001, by Troy D'Ambrosio and Anthony Sansone, the Vice President and Secretary, respectively, of Convergence Communications, Inc.


                                       -----------------------------------------
                                       Notary Public

My Commission Expires:                 Residing at: ____________________________

----------------------

Exhibit 4.7



      AMENDMENT TO THE CERTIFICATE ESTABLISHING AND DESIGNATING THE RIGHTS,
         PREFERENCES AND RESTRICTIONS OF SHARES OF SERIES D CONVERTIBLE
              PREFERRED STOCK OF CONVERGENCE COMMUNICATIONS, INC.



         We, TROY D'AMBROSIO, Vice President, and ANTHONY SANSONE, Secretary, of Convergence Communications, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Laws of the State of Nevada, DO HEREBY CERTIFY:

         That, pursuant to the provisions of Section 78.1955, subsection 2, of the Nevada Revised Statutes and in accordance with the authority expressly vested in the Corporation's Officers and Board of Directors pursuant to resolutions adopted at a duly called and convened meeting of the Board of Directors held on January 17, 2001, and in reliance on the fact that the Corporation has not yet issued any of its duly designated shares of Series D Preferred Stock, the undersigned hereby amend the Certificate Establishing and Designating the Rights, Preferences and Restrictions of shares of Series C Convertible Preferred Stock, as approved by the Nevada Office of the Secretary of State on January 23, 2001 (the "Certificate"), as follows:

         1. Amendments. The Certificate is hereby amended by deleting in its entirety the provisions of Sections 3(a) and 3(b) thereof, and by inserting in their stead the following provisions, which shall have the same force and effect as though, and be deemed to have been, originally stated and included therein:

                   (a) Upon a Liquidation  Event (as hereinafter  defined),  the holders of the shares of Series D Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock or any other class or series of stock ranking junior to the Series D Preferred Stock as to distribution of assets upon liquidation (but after all required distribution of assets upon a Liquidation Event is made upon the Series C Convertible Preferred Stock), to be paid an amount equal to the greater of (A) the sum of (i) $9.30 per share (as adjusted for Reclassification Events (as hereinafter defined)) and (ii) all declared and unpaid dividends to such date and (B) the amount which would be received if all shares of Series D Preferred Stock had been converted to Common Stock immediately prior to such Liquidation Event (collectively, the "Liquidation Payments"). A "Liquidation Event" means the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. If upon any Liquidation Event the assets remaining after payment of assets upon liquidation to the holders of the Series C Convertible Preferred Stock are insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series D Preferred Stock shall share ratably in the distribution of the entire remaining assets and funds of the Corporation legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                   (b) After the holders of Series D Preferred  Stock shall have been paid in full any amount due them upon a Liquidation Event, the remaining assets of the Corporation may be distributed ratably per share in order of preference to the holders of Common Stock and any other class or series of stock ranking junior to the Series D Preferred Stock as to distribution of assets upon liquidation.

         The Certificate is also hereby amended by deleting in its entirety the penultimate sentence of Section 5(c) and inserting in its place the following sentence: "Upon the conversion of shares of Series D Preferred Stock as provided in this Section 5, the Corporation shall on the payment date specified therefor or as promptly as practicable thereafter pay all then declared but unpaid dividends to the holders of the Series D Preferred Stock being converted." The inserted language shall have the same force and effect as though, and be deemed to have been, originally stated and included therein.

         2. No Series D Convertible Preferred Stock Issued. As of the date hereof, the Corporation has not issued any Series D Convertible Preferred Stock.



         IN WITNESS WHEREOF, the undersigned has executed these amendments to the Certificate as of this ______ day of February, 2001.



-------------------------                     -------------------------
TROY D'AMBROSIO,                              ANTHONY SANSONE,
Vice President                                Secretary




STATE OF ____________      )
                           ) ss.
COUNTY OF _________        )

         The foregoing instrument was acknowledged before me this __day of February, 2001, by Troy D'Ambrosio and Anthony Sansone, the Vice President and Secretary, respectively, of Convergence Communications, Inc.


                                        ----------------------------------------
                                        Notary Public

My Commission Expires:                  Residing at: ___________________________

----------------------

Exhibit 99.1


                       CONVERGENCE COMMUNICATIONS, INC.,
                RECEIVES $24.5 MILLION PRIVATE EQUITY INVESTMENT

        Convergence Communications to Use Funds to Continue Expansion of
                Broadband Network and Services in Latin America

Salt Lake City, Utah, March 5, 2001 -- Convergence Communications, Inc., a pan-regional facilities-based operator of broadband telecommunications networks in Latin America, announced today that current investors in the Company made an additional investment of $24.5 million in the Company. The investment was in the form of private equity.

An investor group consisting of TCW/Latin America Partners, LLC, Telematica EDC, C.A., and Glacier Latin-America Ltd., participated.

"We are very pleased that our existing investors have shown their confidence in the Company by investing additional private equity. The investment is indicative of the significant progress the Company has made in the past year in executing its business plan. We intend to use this additional funding to continue our rapid growth in the region." said Lance D'Ambrosio, Chairman of CCI. Convergence recently received a private network concession in Mexico and approval to offer basic telephony service in Venezuela.

About TCW/Latin America Partners, LLC:
TCW/Latin America Partners is a private equity fund that focuses on investments in Latin America and is affiliated with the TCW Group. Founded in 1971, the TCW Group of companies, including Trust Company of the West, manages approximately $75 billion in assets for many of America's largest corporate, public and union pension plans, charitable foundations, endowments and financial institutions. Headquartered in Los Angeles, California, TCW also maintains offices in San Francisco, Houston, New York, Hong Kong and London.

About Telematica EDC, C.A.:
Telematica EDC is a private company that focuses in the telecommunications business (data transmission and mobile communication). Telematica EDC is a subsidiary of Corporacion EDC, C.A. ("CEDC"). CEDC is one of Latin America's premier companies and concentrates its activities in electricity (Generation, Transmission and Distribution), telecommunications, water and gas businesses in the Andean region and Central America.
-more-

About  Glacier  Latin-America  LTD.:
Glacier Latin America Ltd., is a private equity fund dedicated to investing in the Andean Region, Central America and Mexico. The Fund seeks investment opportunities in companies that require growth capital and experienced management support to expand in the region. Glacier's management team is comprised of hands-on proven entrepreneurs who have a long-standing track record of creating and managing their own portfolio of highly successful ventures. The Fund has invested in the telecommunications, entertainment, education and quick service restaurants industries.

About  Convergence   Communications,   Inc.:
Convergence Communications, Inc., founded in 1995, and based in Salt Lake City, UT, is a Latin American facilities-based, telecommunications company which owns and operates IP-based, broadband metropolitan area networks. The Company offers a "one-stop" menu of broadband connectivity, virtual private networks, IP-telephony, high-speed Internet access, web hosting, and e-commerce services to businesses in Latin America. The Company has over 10,000 kilometers of fiber optic cable and provides first-mile broadband connections through a variety of delivery technologies including fiber optic cable, hybrid fiber coaxial cable and broadband fixed wireless connections. The Company serves customers over 1,200 corporate data customers in ten countries - Mexico, Guatemala, El Salvador, Costa Rica, Panama, Honduras, Nicaragua, Venezuela the Dominican Republic and the United States. Visit or website at: www.cciglobal.net

                                      # # #

The statements contained in this release that are not purely historical are forward-looking statements, as defined in section 21E of the Securities Exchange Act of 1934, and include the Company's beliefs, expectations or intentions regarding its future operations, acquisitions and financial condition. All forward-looking statements included in this release are made as of the date hereof and are based upon information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statements. It is important to note that actual outcomes could differ materially from such forward-looking statements.